UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 12, 2020
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LRCX	The Nasdaq Stock Market
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
    ☐

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 12, 2020, the Board of Directors (the “Board”) of Lam Research Corporation (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to clarify that stockholder meetings may be held as virtual meetings at the sole discretion of the Board and that notices of stockholder meetings may be given by electronic transmission to the full extent permitted by applicable law. The foregoing description is qualified in its entirety by the amended and restated Bylaws which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits

(d) Exhibits

3.2	Amended and Restated Bylaws of Lam Research Corporation Dated May 12, 2020

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 18, 2020	LAM RESEARCH CORPORATION
(Registrant)
/s/ Ava M. Hahn
Ava M. Hahn
Senior Vice President, Chief Legal Officer and Secretary

8-K - Amendment to Bylaws May 2020